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                                                                       Exhibit 5
THE MANUFACTURERS LIFE INSURANCE COMPANY OF NEW YORK
International Corporate Center at Rye
555 Theodore Fremd Avenue, Suite C-209
Rye, New York  10580


April 1, 1999


To whom it may concern,

I consent to the reference to my name under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of The Manufacturers Life Insurance Company of New York, File No. 333-31491, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

Very truly yours,

/s/ Tracy A. Kane

Tracy A. Kane
Secretary and Counsel